                                                        AMERICAN SKANDIA TRUST
                                                    INVESTMENT MANAGEMENT AGREEMENT
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THIS AGREEMENT is made this 15th day of September,  2001 by and between  American  Skandia Trust, a  Massachusetts  business trust (the
"Fund"), and American Skandia Investment Services, Inc., a Connecticut corporation (the "Investment Manager");

                                                          W I T N E S S E T H
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WHEREAS,  the Fund is registered as an open-end,  diversified  management  investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the  Investment  Manager is registered as an investment  adviser under the  Investment  Advisers Act of 1940, as amended (the
'Investment Advisers Act); and

WHEREAS,  the Fund and the Investment  Manager desire to enter into an agreement to provide for the management of the assets of the AST
Money Market Portfolio (the "Portfolio") on the terms and conditions hereinafter set forth.

NOW,  THEREFORE,  in consideration of the mutual  covenants  herein  contained and other good and valuable  consideration,  the receipt where-of is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The Investment  Manager shall act as investment  manager for the Portfolio and shall,  in such  capacity,  manage
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the investment operations of the Portfolio,  including the purchase, retention,  disposition and lending of securities,  subject at all times to the policies and control of the Fund's Board of Trustees.  The  Investment  Manager  shall give the  Portfolio  the benefit of its best judgments, efforts and facilities in rendering its services as investment manager.

2.       Duties of Investment Manager.  In carrying out its obligation under paragraph 1 hereof, the Investment Manager shall:
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         (a)      supervise and manage all aspects of the Portfolio's operations:

         (b)      provide the  Portfolio or obtain for it, and  thereafter  supervise,  such  executive,  administrative,  clerical and shareholder servicing services as are deemed advisable by the Fund's Board of Trustees;
         (c)      arrange,  but not pay for, the periodic  updating of  prospectuses  and  supplements  thereto,  proxy  material,  tax returns, reports to the Portfolio's  shareholders,  reports to and filings with the Securities and Exchange Commission,  state Blue Sky authorities and other applicable regulatory authorities;

         (d)      provide to the Board of Trustees  of the Fund on a regular  basis,  written  financial  reports  and  analyses On the
Portfolios securities transactions and the operations of comparable investment companies;
(e)      obtain and evaluate  pertinent  information  about  significant  developments  and economic,  statistical  and financial data, domestic,  foreign or otherwise,  whether  affecting the economy  generally or the  Portfolio,  and whether  concerning  the individual issuers whose  securities  are included in the Portfolio or the  activities in which they engage,  or with respect to securities  which the Investment Manager considers desirable for inclusion in the Portfolio,

(f)      determine what issuers and securities  shall be represented in the Portfolio's  portfolio and regularly report them in writing to the Board of Trustees;

(g)      formulate  and  implement  continuing  programs for the  purchases  and sales of the  securities of such issuers and regularly report in writing thereon to the Board of Trustees; and

(h)      take, on behalf of the  Portfolio,  all actions which appear to the Fund necessary to carry into effect such purchase and sale programs and supervisory functions as aforesaid including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The  Investment  Manager  is  responsible  for  decisions  to buy and sell  securities  for the
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Portfolio,  broker-dealer  selection,  and negotiation of its brokerage  commission  rates. The Investment  Manager shall determine the securities to be purchased or sold by the Portfolio  pursuant to its determinations  with or through such persons,  brokers or dealers, in  conformity  with the  policy  with  respect  to  brokerage  as set forth in the  Fund's  Prospectus  and  Statement  of  Additional
Information,  or as the Board of Trustees may determine from time to time.  Generally,  the Investment Manager's primary  consideration in placing  Portfolio  securities  transactions  with  broker-dealers  for  execution is to obtain and maintain  the  availability  of, execution  at the best net price and in the most  effective  manner  possible.  The,  Investment  Manager may  consider the sale of the shares of the Portfolio, subject to the requirements of best net price and most favorable execution.

         Consistent  with  this  policy,  the  Investment  Manager  will  take the  following  into  consideration:  the best net price available;  the  reliability,  integrity  and financial  condition of the  broker-dealer;  the size of and  difficulty in executing the order, and the value of the expected  contribution of the broker-dealer to the investment  performance of the Portfolio an a continuing basis.  Accordingly,  the cost of the brokerage  commissions  to the Portfolio  maybe greater than that available from other brokers if the  difference is reasonably  justified by other aspects of the portfolio  execution  services  offered.  Subject to such policies and procedures as the Board of Trustees of the Fund may determine,  the Investment  Manager shall not be deemed to have acted unlawfully or to have  breached  any duty  solely by reason of its having  caused the  Portfolio  to pay a broker or dealer  that  provides  research services to the Investment  Manager for the  Portfolio's use an amount of commission for effecting a portfolio  investment  transaction in excess of the amount of commission  another  broker or dealer would have charged for effecting that  transaction,  if the Investment
Manager,  determines in good faith that such amount of  commission  was  reasonable  in relation to the value of the research  services provided by such broker,  viewed in terms of either that particular  transaction or the Investment  Manager's ongoing  responsibilities with respect to the  Portfolio.  The  Investment  Manager is further  authorized  to allocate the orders  placed by it on behalf of the
Portfolio  to such  brokers  and dealers  who also  provide  research  or  statistical  material  or other  services to the Fund or the
Investment  Manager.  Such  allocation  shall be in such amounts and  proportions  as the  Investment  Manager shall  determine and the
Investment  Manager will report on said  allocations  to the Board of Trustees of the Fund  regularly as requested by the Board and, in any event, at least once each calendar year if no specific  request is made,  indicating the brokers to whom such allocations have been made and the basis therefor.

4.       Control by Board of Trustees.  Any investment  program  undertaken by the Investment  Manager  pursuant to this Agreement,  as
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well as any other  activities  undertaken  by the  Investment  Manager on behalf of the Fund  pursuant  thereto,  shall at all times be subject to any directives of the Board of Trustees of the Fund.

5.       Compliance with Applicable  Requirements.  In carrying out its obligations under this Agreement,  the Investment Manager shall
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at all times conform to:

         (a)      all applicable  provisions of the Investment  Company Act and Investment  Advisers Act and any rules and  regulations adopted thereunder, as amended, and

         (b)      the  provisions  of the  Registration  Statements  of the Fund under the  Securities  Act of 1933 and the  Investment
Company Act, including the investment objectives, policies and restrictions, and permissible investments specified therein; and

(c)      the provisions of the Declaration of Trust of the Fund, as amended; and

         (d)      the provisions of the By-laws of the Fund, as amended; and

(e)      any other applicable provisions of state and federal law.

   6.    Expenses.  The expenses connected with the Fund shall be allocable between the Fund and the Investment Manager as follows:
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         (a)         The  Investment  Manager shall  furnish,  at its expense and without cost to the Fund, the services of a President
  Secretary,  and one or more Vice  Presidents of the Fund, to the extent at such  additional  officers may be required by the Fund for the proper conduct of its affairs.

         (b)         The  Investment  Manager shall further  maintain,  at its expense and without cost to the Fund, a trading in order to carry out its obligations  under  subparagraphs  (f), (g) and (h) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Portfolio.

         (c)         Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i)        any of the costs  (including  applicable  office  space,  facilities  and  equipment) of the services of a principal  financial officer of the Fund whose normal duties consist of maintaining the financial  accounts and books and records of the Fund; including the reviewing of calculations of net asset value and preparing tax returns; or

                  (ii)       any of the costs (including applicable office space,  facilities and equipment) of the services, of any of the personnel  operating under the direction of such principal  financial officer.  Notwithstanding the obligation of the Fund to bear the  expense of the  functions  referred to in clauses (i) and (ii) of this  subparagraph  (c),  the
                  Investment  Manager may pay the  salaries,  including  any  applicable  employment  or payroll taxes and other salary costs,  of the  principal  financial  officer and other  personnel  carrying  out such  functions  and the Fund shall reimburse the Investment Manager therefor upon proper accounting.

         (d)      All of the ordinary  business expenses incurred in the operations of the Fund and the offering of its shares shall be home by the Fund  unless  specifically  provided  otherwise  in this  paragraph  6. These  expenses  include  but are not  limited to brokerage commissions, legal auditing, taxes or governmental fees, the cost of preparing share certificates,  custodian,  depository, transfer and shareholder service agent costs, expenses of issue, sale,  redemption and repurchase of shares,  expenses of registering and qualifying shares for sale,  insurance  premiums on property or personnel  (including  officers and trustees if available) of the
  Fund which inure to its benefit,  expenses  relating to trustee and  shareholder  meetings,  the cost of preparing  and  distributing reports and notices to  shareholders,  the fees and other expenses  incurred by the Fund in connection  with membership in investment company  organizations  and the cost of printing  copies of  prospectuses  and  statements of additional  information  distributed to shareholders.

7.       Delegation  of  Responsibilities.  Upon the  request of the Fund's  Board of  Trustees,  the  Investment  Manager  may perform
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   services on behalf of the Fund which are not required by this  Agreement.  Such services will be performed on behalf of the Fund and the Investment  Manager's  cost, in rendering such services may be billed monthly to the Fund,  subject to examination by the Fund's independent  accountants.  Payment or assumption by the Investment  Manager of any Fund expense that the  Investment  Manager is not required to pay or assume under this Agreement  shall not relieve the Investment  Manager of any of its  obligations to the Fund nor obligate the Investment Manager to pay or assume any similar Fund expense on any subsequent occasion.

  8.     Engagement of Sub-advisors  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval of the Fund's Board
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  of Trustees,  and where required,  the shareholders of the Portfolio,  a sub-advisor to provide advisory  services in relation to the
  Portfolio.  Under such  sub-advisory  agreement  the  Investment  Manager may  delegate  to the  sub-advisor  the duties  outlined in subparagraphs (c), (f), (g) and (h) of paragraph 2 hereof

   9.    Compensation.  The Fund shall pay the  Investment  Manager in full  compensation  for  services  rendered  hereunder an annual
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   investment  advisory  fee. The fee shall be payable  monthly in arrears,  based on the average daily net assets of the Portfolio for each month, at the annual rate set forth in Exhibit A to this Agreement.

   10.   Expense  Limitation.  If, for any fiscal year of the Fund,  the total of all  ordinary  business  expenses  of the  Portfolio,
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   including all  investment  advisory and  administration  fees but excluding  brokerage  commissions  and fees,  taxes,  interest and extraordinary  expenses such as  litigation,  would exceed 1.30% of the average daily net assets of the  Portfolio,  the  Investment
   Manager agrees to pay the Fund such excess  expenses,  and if required to do so pursuant to such a statute or regulatory  authority, to pay to the Fund such expenses no later than the last day of the first month of the next  succeeding  fiscal year of the Fund. For the purposes of this  paragraph,  the term "fiscal  year" shall exclude the portion of Fund's  current  fiscal year which shall have elapsed prior to the date hereof and shall include the portion of the then current  fiscal year which shall have elapsed at the date of termination of this Agreement.

  11.    Non-Exclusivity,  The  services  of the  Investment  Manager to the  Portfolio  are not to be deemed to be  exclusive  and the
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  Investment  Manager shall be free to render investment  advisory and corporate  administrative or other services to others (including other  investment  companies)  and to engage in other  activities.  It is  understood  and agreed that  officers or  directors of the
  Investment  Manager may serve as officers  or  trustees of the Fund,  and that  officers or trustees of Fund way serve as officers or directors of the Investment  Manager to the extent  permitted by law, and that the officers and directors of the Investment,  Manager are not prohibited from engaging in any other business  activity or from rendering  services to any other person,  or from serving as partners, officers or directors of any other firm or corporation, including other investment companies.

  12.    Term and Approval.  This  Agreement  shall become  effective on September 15, 2001 and shall continue in force and effect from
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  you to year, provided that such continuance is specifically approved at least annually:

         (a)      (i) by the  Fund's  Board of  Trustees  or (ii) by the  vote of a  majority  of the  Portfolio's  outstanding  voting securities (as defined in Section 2(a)(42) of the Investment Company Act); and

         (b)      by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested  persons of a party to this Agreement (other than as Fund trustees), by votes cast in person at a meeting specifically called for such purpose.

  13.    Termination.  This  Agreement may be terminated at any time without the payment of any penalty or prejudice to the  completion
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  of any transactions  already  initiated on behalf of the Portfolio,  by vote of the Fund's Board of Trustees or by vote of a majority of the Portfolio's  outstanding  voting  securities,  or by the Investment  Manager,  on sixty (60) days' written notice to the other party.  The notice  provided for herein may be waived by either party.  This Agreement  automatically  terminates in the event of its assignment, the term "assignment" for the purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

  14.    Liability of Investment Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith, gross negligence or
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  reckless  disregard of obligations  or duties  hereunder on the part of the  Investment  Manager or any of its officers,  trustees or employees,  it shall not be subject to liability to the Fund or to any  shareholder  of the  Portfolio for any act or omission in the course of or connected with,  rendering services  hereunder or for any losses that may be sustained in the purchase,  holding or sale of any security.

  15.    Liability of Trustees and  Shareholders.  A copy of the  Agreement  and  Declaration  of Trust of the Fund is on file with the
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  Secretary  of The  Commonwealth  of  Massachusetts,  and notice is hereby  given that this  instrument  is  executed on behalf of the trustees of the Fund as trustees and not  individually  and that the  obligations of this  instrument are not binding upon any of the trustees or shareholders  individually  but are binding only upon the assets and property of the Fund.  Federal and state laws impose responsibilities  under  certain  circumstances  on persons who act in good faith,  and  therefore,  nothing  herein shall in any way constitute a waiver of limitation of any rights which the Fund or Investment Manager may have under applicable law.

  16.    Notices.  Any notices under this  Agreement  shall be in writing,  addressed and delivered or mailed postage paid to the other
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  party at such address as such other party may  designate for the receipt of such notice.  Until further  notice it is agreed that the address of the Fund shall be 126 High Street,  Boston,  Massachusetts,  02110, and the address of the Investment Manager shall be One
  Corporate Drive, Shelton, Connecticut 06484.

  17.    Questions of  Interpretation.  Any question of  interpretation of any term or provision of this Agreement having a counterpart
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  in or  otherwise  derived  from a term or provision  of the  Investment  Company Act,  shall be resolved by reference to such term or provision  of the Act and to  interpretations  thereof,  if any, by the United  States  Courts or in the  absence of any  controlling decision of any such court, by rules,  regulations or orders of the Securities and Exchange  Commission  issued pursuant to said Act.
  In addition,  where the effect of a  requirement  of the  Investment  Company Act,  reflected in any  provision of this  Agreement is released by rules,  regulation or order of the Securities and Exchange Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

Attest:                                                       AMERICAN SKANDIA TRUST

                                                              By:
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                                                                    Gordon C. Boronow
                                                                    Vice President

Attest:                                                       AMERICAN SKANDIA INVESTMENT SERVICES, INCORPORATED

                                                              By:
------------------------------------                             -----------------------------------------
                                                                    John Birch
                                                                    Senior Vice President & Chief Operating Officer

                                                        American Skandia Trust
                                                      AST Money Market Portfolio
                                                    Investment Management Agreement

                                                               EXHIBIT A
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An annual rate of 0.50% of the average daily net assets of the Portfolio.